Exhibit 99.1

XETHANOL SAYS CLASS ACTION LAWSUIT WITHOUT MERIT
Company Continues to Execute Business Plan to Expand Its Ethanol Business

NEW YORK - October 25, 2006 - Xethanol Corporation (AMEX:XNL), a biotechnology driven ethanol company, today said that a lawsuit against the company, announced late yesterday by a New Orleans-based law firm, is without merit.

“All that we have received thus far is the law firm’s press release that ran at 5:19 p.m. yesterday afternoon. Not only are the allegations and insinuations baseless, but also the case apparently has no lead plaintiff,” said Louis Bernstein, Xethanol’s President and interim CEO.

The allegations contained in the law firm’s press release are very similar in nature to those made in August of this year by an on-line web newsletter whose owner admitted to having shorted the shares of Xethanol in advance of the publication of its negative article about the company. Xethanol Corporation has already responded to those allegations and demonstrated that they are without foundation.

“Xethanol remains focused on our business priorities and executing our strategy as we grow and move forward with plant construction in Iowa and other locations as opportunities arise, as well as our collaborative research and development programs in cellulosic ethanol,” said Bernstein.

About Xethanol Corporation

Xethanol Corporation is positioned to be one the leaders in the emerging biomass-to-biofuels industry. Xethanol’s mission is to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land-filled into ethanol and other valuable co-products, especially xylitol. Xethanol’s strategy is to deploy proprietary biotechnologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol’s strategic value proposition is to produce ethanol and co-products cost effectively with ethanol plants located closer to biomass sources. For more information about Xethanol, please visit its website at http://www.xethanol.com. To receive information on Xethanol in the future, please click on the following link: http://www.xethanol.com/alerts.htm?b=1387&l=1.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. These forward-looking statements can generally be identified as such because of the context of the statement will include words such as “expects”, “should”, “believes”, “anticipates”, or words of similar import. Similarly, statements that describe Xethanol’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of Xethanol, which could cause actual results to differ materially from those currently anticipated. Although Xethanol believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may effect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release, and Xethanol does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.